Exhibit 4.1

CANADIAN SOLAR INC.

AMENDED AND RESTATED SHARE INCENTIVE PLAN

ARTICLE 1.

PURPOSE

The purpose of the Plan is to permit the Company to attract, motivate and retain the services of Directors, Employees and Consultants upon whose judgment, interest and special effort the successful conduct of the Company’s operations is largely dependent and to promote the success and enhance the value of the Company by linking the personal interests of Holders with those of Shareholders by providing Holders with an incentive for outstanding performance to generate superior returns to Shareholders.

This amendment and restatement of the Plan is effective on May 8, 2011.  See also Section 9.1.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

The following terms used in the Plan shall have the meanings specified below, unless the context clearly indicates otherwise.  The singular pronoun includes the plural and vice versa.

2.1                                           “Applicable Accounting Standards” means the generally accepted accounting principles or reporting standards applicable to the Company’s consolidated financial statements.

2.2                                           “Applicable Laws” means the laws of any jurisdiction as they relate to the Plan and Awards and the rules of any securities exchange, national market system or automated quotation system on which the Shares are listed, quoted or traded.

2.3                                           “Award” means an Option, a Restricted Share or a Restricted Share Unit awarded or granted to a Participant under the Plan.

2.4                                           “Award Agreement” means any written instrument or document evidencing and setting out the terms and conditions of an Award, including through electronic medium.

2.5                                           “Board” means the board of directors of the Company.

2.6                                           “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

2.7                                           “Committee” has the meaning set forth in Section 8.1.

2.8                                           “Company” means Canadian Solar Inc.

2.9                                           “Consultant” means any consultant or adviser:

(a)                                 who is a natural person and renders bona fide services to a Service Recipient;

(b)                                 who has contracted directly with the Service Recipient to render such services; and

(c)                                  whose services are not in connection with the offer or sale of securities of the Company in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

2.10                                    “Corporate Transaction” means any of the following transactions; provided that the Committee shall determine under (f) and (g) whether multiple transactions are related, and its determination shall be final, binding and conclusive:

(a)                                 an amalgamation, arrangement, consolidation or scheme of arrangement in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the jurisdiction in which the Company is incorporated or a transaction where, following the transaction, the holders of the Company’s voting securities immediately prior to the transaction own fifty percent (50%) or more of the surviving entity;

(b)                                 the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to Shareholders which a majority of the Incumbent Board (as defined in (c) below) who are not affiliates or associates of the offeror (within the meaning of Rule 12b-2 under the Exchange Act) do not recommend that Shareholders accept;

(c)                                  the individuals who, as of the Effective Date, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least fifty percent (50%) of the Board; provided that, if the election or nomination for election by Shareholders of any new member of the Board is approved by a vote of at least fifty percent (50%) of the Incumbent Board, such new member of the Board shall be considered as a member of the Incumbent Board;

(d)                                 the sale, transfer or other disposition of all or substantially all of the assets of the Company (other than to a Parent, Subsidiary or Related Entity);

(e)                                  the completion of a voluntary or insolvent liquidation or dissolution of the Company;

(f)                                   any reverse takeover, scheme of arrangement, or series of related transactions culminating in a reverse takeover or scheme of arrangement (including, but not limited to, a tender offer followed by a reverse takeover) in which the Company survives but:

(i)                                     the Shares of the Company outstanding immediately prior to such transaction are converted or exchanged by virtue of the transaction into other property, whether in the form of securities, cash or otherwise, or

(ii)                                  securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or related group of persons different from those who held such securities immediately prior to such transaction culminating in such takeover or scheme of arrangement, but excluding any such transaction or series of related transactions that the Committee determines shall not be a Corporate Transaction; or

(g)                                  the acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Committee determines shall not be a Corporate Transaction.

2.11                                    “Director” means a member of the Board, as constituted from time to time.

2.12                                    “Disability” of a Holder means:

(a)                                 in the case where the Service Recipient to which the Holder provides services has a long-term disability plan in place and the Holder is a member of that plan, that the Holder qualifies to receive long-term disability payments under the plan; and

(b)                                 in the case where the Service Recipient to which the Holder provides services does not have a long-term disability plan in place or, if it does, the Holder is not a member of that plan, that the Holder is unable to carry out the responsibilities and functions of the position held by the Holder by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days.

A Holder will not be considered to have a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Committee in its discretion.

2.13                                    “Effective Date” has the meaning set forth in Section 9.1.

2.14                                    “Eligible Individual” means any person who is a Director, an Employee or a Consultant, in each case as determined by the Committee; provided that Awards shall not be granted to Directors or Consultants who are resident of any country the Applicable Laws of which do not permit grants to non-employees.

2.15                                    “Employee” means any person who is employed by a Service Recipient.  The payment of a director’s fee by a Service Recipient shall not constitute the recipient an employee of the Service Recipient.

2.16                                    “Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time.

2.17                                    “Fair Market Value” of a Share means, as of any date:

(a)                                 if the Shares are listed on an established and regulated securities exchange, national market system or automated quotation system, the closing sales price for Shares (or the closing bid price, if no sales were reported) as quoted on the principal exchange or system on which the Shares are listed (as determined by the Committee) on the date of determination (or, if no closing sales price or closing bid price was reported on that date, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(b)                                 if the Shares are not listed on an established and regulated securities exchange, national market system or automated quotation system, but are regularly quoted by a recognized securities dealer, the closing sales price for Shares as quoted by such securities dealer on the date of determination; provided that, if the closing sales price is not reported, the Fair Market Value shall be the mean between the high bid and low asked prices for Shares on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(c)                                  in the absence of (a) and (b), the Fair Market Value shall be determined by the Committee in good faith and in its sole and absolute discretion by reference to:

(i)                                     the placing price of the latest private placement of Shares and the development of the Company’s business operations and the general economic and market conditions since such latest private placement,

(ii)                                  other third party transactions involving the Shares and the development of the Company’s business operations and the general economic and market conditions since such sale,

(iii)                               an independent valuation of the Shares, or

(iv)                              such other methodologies or information as the Committee determines to be indicative of Fair Market Value.

2.18                                    “Holder” means an Eligible Individual who has been granted an Award.

2.19                                    “Incentive Option” means an Option that is intended to meet the applicable provisions of Section 422 of the Code.  Incentive Options may only be granted to Employees.

2.20                                    “Non-Employee Director” means a Director who is not an Employee.

2.21                                    “Non-Qualified Option” means an Option that is not an Incentive Option.

2.22                                    “Option” means the right to purchase a Share at the exercise price, at the time and on the terms and conditions specified by the Committee.

2.23                                    “Plan” means this Canadian Solar Inc. Share Incentive Plan, as amended and restated from time to time.

2.24                                    “Related Entity” means any entity in which the Company or a Subsidiary holds, directly or indirectly, a substantial economic interest, whether through ownership or contractual arrangements, but which is not a Subsidiary and which the Board designates as a Related Entity for purposes of the Plan.

2.25                                    “Restatement Effective Date” has the meaning set forth in Section 9.1.

2.26                                    “Restricted Share” means a Share awarded under Article 6 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.27                                    “Restricted Share Unit” or “RSU” means the right to receive a Share at the time and on the terms and conditions specified by the Committee.

2.28                                    “Securities Act” means the United States Securities Act of 1933, as amended from time to time.

2.29                                    “Service Recipient” means the Company, a Subsidiary or a Related Entity.

2.30                                    “Share” means a common share in the capital of the Company.

2.31                                    “Shareholder” means a holder of Shares.

2.32                                    “Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities, other than the last entity in the unbroken chain, beneficially owns, at the time of the determination, securities or other interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.33                                    “Termination of Service” of a Holder means”

(a)                                 in the case of a Holder who is a Consultant, the time when the engagement of the Holder as a Consultant to a Service Recipient terminates for any reason; but excluding a case where the Holder simultaneously commences employment with, enters into another engagement as a Consultant to, or becomes a Director of, the same or another Service Recipient;

(b)                                 in the case of a Holder who is Non-Employee Director, the time when the Holder ceases to be a Director of a Service Recipient for any reason, but excluding a case where the Holder simultaneously commences employment with, or enters into an engagement as a Consultant to, or becomes a Director of, the same or another Service Recipient; and

(c)                                  in the case of a holder who is an Employee, the time when the Holder ceases to be in the employ of a Service Recipient for any reason, but excluding a case where the Holder simultaneously commences employment with, enters into an engagement as a Consultant to, or becomes a Director of, the same or another Service Recipient.

The Committee may, in its sole discretion, determine the effect of all matters and questions relating to a Termination of Service, including, without limitation, whether a particular leave of absence constitutes a Termination of Service; provided that, with respect to Incentive Options, unless the Committee provides to the contrary in the Award Agreement or otherwise, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the regulations and revenue rulings thereunder.  For purposes of the Plan, a Holder’s employee-employer or consultancy relationship shall be deemed to have been terminated if the Service Recipient employing or contracting with the Holder ceases to be a Subsidiary or Related Entity.

2.34                                    “Trading Date” means the closing of the first sale of Shares to the general public, pursuant to an effective registration statement under Applicable Laws, which results in the Shares being publicly traded on an established securities exchange or national market system.

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1                                           Number of Shares.

(a)                                 Subject to Article 8 and Section 3.1(b), the maximum number of Shares that may be issued pursuant to all Awards (including Incentive Share Options) is 2,330,000 plus, for Awards other than Incentive Option Shares, the sum of:

(i)                                     one percent (1%) of the number of Shares outstanding on the first day of each of 2007, 2008 and 2009, and

(ii)                                  two and one-half percent (2.5%) of the number of Shares outstanding on the first day of each year after 2009.

(b)                                 If an Award terminates, expires or lapses for any reason, or is settled in cash and not Shares, the Shares subject to the Award shall again be available for the grant of an Award pursuant to the Plan.

3.2                                           Shares Distributed.  Any Shares distributed pursuant to an Award may consist, in whole or in part, of treasury Shares or Shares purchased on the open market or, in the discretion of the Committee, American Depository Shares in an amount equal to the number of Shares which otherwise would be distributed.  If the number of Shares represented by an American Depository Share is other than on a one-to-one basis, the limitations of Section 3.1 shall be adjusted to reflect the distribution of American Depository Shares in lieu of Shares.

ARTICLE 4.

GRANTING OF AWARDS

4.1                                           Participation.  The Committee shall determine those Eligible Individuals to whom Awards shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan.  No Eligible Individual shall have any right to be granted an Award pursuant to the Plan.

4.2                                           Award Agreement.  Each Award shall be evidenced by an Award Agreement.  Award Agreements evidencing Incentive Options shall contain such terms and conditions as are necessary to satisfy the applicable provisions of Section 422 of the Code.

4.3                                           Jurisdictions.  Notwithstanding any provision of the Plan to the contrary, in order to comply with Applicable Laws, the Committee may:

(a)                                 determine which Subsidiaries and Related Entities shall be covered by the Plan;

(b)                                 determine which Eligible Individuals are eligible to participate in the Plan;

(c)                                  modify the terms and conditions of any Award granted to Eligible Individuals;

(d)                                 establish sub plans and modify exercise and other terms and procedures to the extent that such actions may be necessary or advisable (any such sub plans and/or modifications shall be attached to the Plan as appendices); provided that no such sub plans and/or modifications shall increase the share limitations contained in Section 3.1; and

(e)                                  take any action, before or after an Award is made, that it deems necessary or advisable to obtain any required approvals under or to comply with any Applicable Laws, including, without limitation, necessary governmental regulatory exemptions or approvals or listing requirements of any securities exchange.

ARTICLE 5.

OPTIONS

5.1                                           General.  The Committee may grant Options to Eligible Individuals on the following terms and conditions:

(a)                                 Exercise Price.  The exercise price per Share subject to an Option shall be a fixed or variable price related to the Fair Market Value of the Shares; provided that no Option may be granted to an individual subject to taxation in the United States at less than the Fair Market Value on the date of grant without compliance with Section 409A of the Code, or the Holder’s consent.  The exercise price per Share subject to an Option may be amended by the Committee at any time and from time to time without the consent of the Shareholders.

(b)                                 Vesting.  The Committee shall specify the period before and during which an Option vests in the Holder and may, at any time after the grant of an Option, accelerate the vesting period on such terms and conditions as may determine.  No portion of an Option which is unexercisable on the Termination of Service of the Holder shall thereafter become exercisable, except as may be otherwise provided by the Committee, either in the Award Agreement or otherwise.

(c)                                  Time and Conditions of Exercise.  The Committee shall specify the time or times at which an Option may be exercised in whole or in part.  The Committee shall also specify any conditions that must be satisfied before all or part of an Option may be exercised.

(d)                                 Partial Exercise.  An exercisable Option may be exercised in whole or in part; provided that an Option shall not be exercisable with respect to fractional shares and the Committee may require that a partial exercise must be with respect to a minimum number of Shares.

(e)                                  Manner of Exercise.  All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, or such other person or entity designated by the Committee, or his, her or its office, as applicable:

(i)                                     a written or electronic notice complying with the applicable rules established by the Committee stating that the Option, or such portion thereof, is exercised.  The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion thereof;

(ii)                                  such representations and documents as the Committee deems necessary or advisable to effect compliance with all Applicable Laws.  The Committee may also take whatever additional action it deems necessary or advisable to effect such compliance including, without limitation, placing legends on Share certificates and issuing stop-transfer notices to agents and registrars;

(iii)                               if the Option is exercised pursuant to Section 9.3 by any person or persons other than the Holder, such proof of the right of such person or persons to exercise the Option as the Committee may require; and

(iv)                              full payment of the exercise price and any withholding taxes applicable to the exercise of the Option, or such portion thereof, in a manner permitted by Section 7.1 and 7.2.

(f)                                   Term.  The term of any Option granted under the Plan shall not exceed ten (10) years.  Except as limited by the requirements of Section 409A or Section 422 of the Code and the regulations and rulings thereunder, the Committee may extend the term of outstanding Options and, in connection with a Termination of Service of the Holder, may extend the time period during which vested Options may be exercised and may amend any other term or condition of such Options.

(g)                                  Evidence of Grant.  All Options shall be evidenced by an Award Agreement between the Company and the Holder.  The Award Agreement shall include such additional provisions as may be specified by the Committee.

5.2                                           Incentive Options.  Incentive Options may be granted to Employees of the Company or any Subsidiary which qualifies as a subsidiary corporation under Section 424(e) and (f) of the Code respectively.  Incentive Options may not be granted to Employees of a Related Entity or to Directors or Consultants.  In addition to the requirements of Section 5.1, the terms of any Incentive Options must comply with the following additional provisions of this Section 5.2:

(a)                                 Expiration of Option.  An Incentive Option may not be exercised to any extent by anyone after the first to occur of the following events:

(i)                                     ten (10) years from the date it is granted, unless an earlier time is set in the Award Agreement;

(ii)                                  three (3) months after the Termination of Service of the Holder as an Employee (save in the case of Disability or death); and

(iii)                               one (1) year after the date of the Termination of Service of the Holder on account of Disability or death.  Upon the Holder’s Disability or death, any Incentive Options exercisable at the Holder’s Disability or death may be exercised by the Holder’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Holder’s last will and testament or, if the Holder fails to make testamentary disposition of such Incentive Option or dies intestate, by the person or persons entitled to receive the Incentive Option pursuant to the applicable laws of descent and distribution as determined under Applicable Law.

(b)                                 Individual Dollar Limitation.  The aggregate Fair Market Value (determined as of the time the Option is granted) of all Shares with respect to which Incentive Options are first exercisable by a Holder in any calendar year may not exceed U.S.$100,000 or such other limitation as may be imposed under Section 422(d) of the Code, or any successor provision.  To the extent that Incentive Options are first exercisable by a Holder in excess of such limitation, the excess shall be considered Non-Qualified Options.

(c)                                  Ten Percent Owners.  An Incentive Option may not be granted to any individual who, at the date of grant, owns Shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company unless such Incentive Option is granted at a price that is not less than one hundred and ten percent (110%) of Fair Market Value on the date of grant and the Incentive Option is exercisable for no more than five years from the date of grant.

(d)                                 Transfer Restriction.  The Holder shall give the Company prompt notice of any disposition of Shares acquired by exercise of an Incentive Option within:

(i)                                     two (2) years from the date of grant of such Incentive Option, or

(ii)                                  one (1) year after the transfer of such Shares to the Holder.

(e)                                  Expiration of Incentive Options.  No Award of an Incentive Option may be made after the tenth (10th) anniversary of the Effective Date.

(f)                                   Right to Exercise.  During a Holder’s lifetime, an Incentive Option may be exercised only by the Holder.

ARTICLE 6.

AWARD OF RESTRICTED SHARES

6.1                                           Award of Restricted Share.

(a)                                 The Committee may grant Restricted Share to Eligible Individuals, and shall determine the amount and the terms and conditions of, including without limitation the restrictions applicable to, each award of Restricted Shares, which terms and conditions shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Share as it deems appropriate.

(b)                                 The Committee shall specify the purchase price, if any, and form of payment for Restricted Shares; provided that such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by Applicable Laws.  In all cases, legal consideration shall be required for each issuance of Restricted Shares.

6.2                                           Rights as Shareholders.  Subject to Section 6.4, upon issuance of Restricted Shares, the Holder shall have, unless otherwise provided by the Committee, all the rights of a Shareholder with respect to such Restricted Shares, subject to the restrictions in his or her Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to Shares; provided that any extraordinary distributions with respect to such Restricted Shares shall be subject to the restrictions set forth in Section 6.3.

6.3                                           Restrictions.  All Restricted Shares (including any shares received by Holders thereof with respect to Restricted Shares as a result of share dividends, share splits or any other form of recapitalization) shall, in the terms of each individual Award Agreement, be subject to such restrictions and vesting requirements as the Committee shall provide.  Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Committee, including, without limitation, criteria based on the Holder’s duration of employment, directorship or consultancy with the Service Recipient, or other criteria selected by the Committee.  By action taken after the Restricted Shares are issued, the Committee may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Shares by removing any or all of the restrictions imposed by the terms of the Award Agreement.  Restricted Shares may not be sold or encumbered until all restrictions are terminated or expire.

6.4                                           Repurchase or Forfeiture of Restricted Shares.  If no price was paid by the Holder for the Restricted Shares, upon the Termination of Service of the Holder, the Holder’s rights in unvested Restricted Shares then subject to restrictions shall lapse and such Restricted Shares shall be surrendered to the Company and cancelled without consideration.  If a purchase price was paid by the Holder for the Restricted Shares, upon the Termination of Service of the Holder, the Company shall have the right to repurchase from the Holder the unvested Restricted Shares then subject to restrictions at a cash price per share equal to the price paid by the Holder for such Restricted Shares or such other amount as may be specified in the Award Agreement  The Committee in its sole discretion may provide that, in the event of certain events, the Holder’s rights in unvested Restricted Shares shall not lapse, such Restricted Shares shall vest and shall be non-forfeitable and, if applicable, the Company shall not have a right of repurchase.

6.5                                           Certificates for Restricted Share.  Restricted Shares granted pursuant to the Plan may be evidenced in such manner as the Committee may determine.  Certificates or book entries evidencing Restricted Shares must include an appropriate legend referring to the terms, conditions and restrictions applicable to the Restricted Shares and the Company may, in its sole discretion, retain physical possession of any share certificate evidencing Restricted Shares until such time as all applicable restrictions lapse.

ARTICLE 7.

ADDITIONAL TERMS OF AWARDS

7.1                                           Payment.  The Committee shall determine the methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation:

(a)                                 cash or check;

(b)                                 Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) or Shares held for such period of time as may be required by the Committee in order to avoid adverse accounting consequences under Applicable Accounting Standards, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required;

(c)                                  delivery of a notice that the Holder has placed a market sell order with a broker with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale; or

(d)                                 other form of legal consideration acceptable to the Committee.

The Committee shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Holders.  Notwithstanding any other provision of the Plan to the contrary, no Holder shall be permitted to make payment with respect to any Awards granted under the Plan to the extent prohibited by Applicable Law.

7.2                                           Withholding Tax.  No Shares shall be delivered under the Plan to any Holder until such Holder has made arrangements acceptable to the Committee for the satisfaction of any income, employment, social welfare or other tax withholding obligations under Applicable Laws.  Each Service Recipient shall have the authority and the right to deduct or withhold, or require a Holder to remit to the applicable Service Recipient, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s employment, social welfare or other tax obligations) required by Applicable Laws to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan.  The Committee may, in its sole discretion and in satisfaction of the foregoing requirement, allow a Holder to elect to have the Company withhold Shares otherwise issuable under an Award (or allow the surrender of Shares).  The number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for tax purposes that are applicable to such taxable income.  The Committee shall determine the Fair Market Value of the Shares, consistent with Applicable Laws, for tax withholding obligations due in connection with a broker-assisted cashless Option exercise involving the sale of shares to pay the Option exercise price or any tax withholding obligation.

7.3                                           Transferability of Awards.

(a)                                 Except as otherwise provided in Section 7.3(b):

(i)                                     no Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Committee, as required under applicable domestic relations laws, unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed;

(ii)                                  no Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence; and

(iii)                               during the lifetime of the Holder, only the Holder may exercise an Award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to applicable domestic relations law; after the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by his personal representative or by any person or persons empowered to do so under the deceased Holder’s will or under the then Applicable Laws of descent and distribution.

(b)                                 Notwithstanding Section 7.3(a), the Committee, in its sole discretion, may determine to permit a Holder to transfer an Award other than an Incentive Option to certain persons or entities related to the Holder, including but not limited to members of the Holder’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Holder’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish, including the following:

(i)                                     an Award transferred shall not be assignable or transferable other than by will or the laws of descent and distribution;

(ii)                                  an Award transferred shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award); and

(iii)                               the Holder and the permitted transferee shall execute any and all documents requested by the Committee, including without limitation documents to confirm the status of the transferee as a permitted transferee, satisfy any requirements for an exemption for the transfer under Applicable Laws and evidence the transfer.

(c)                                  Notwithstanding Section 7.3(a), a Holder may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death.  A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Holder, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee.  If the Holder is married and resides in a community property jurisdiction, a designation of a person other than the Holder’s spouse as his or her beneficiary with respect to more than 50% of the Holder’s interest in the Award shall not be effective without the prior written or electronic consent of the Holder’s spouse.  If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution.  Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time provided the change or revocation is filed with the Committee prior to the Holder’s death.

7.4                                           Conditions to Issuance of Shares.

(a)                                 Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award unless and until the Committee has determined, with advice of counsel, that the issuance of such Shares is in compliance with all Applicable Laws, and the Shares are covered by an effective registration statement or applicable exemption from registration.  In addition to the terms and conditions provided herein, the Committee may require that a Holder make such reasonable covenants, agreements, and representations as the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

(b)                                 All Share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with all Applicable Laws, rules and regulations.  The Committee may place legends on any Shares certificate or book entry to reference restrictions applicable to the Shares.

(c)                                  The Committee shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation.

(d)                                 No fractional Shares shall be issued and the Committee shall determine, in its sole discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding down.

(e)                                  Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any Applicable Law, rule or regulation, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or share plan administrator).

7.5                                           Applicable Currency.  The Committee shall designate in the Award Agreement the currency applicable to an Award, which may be in U.S. dollars, Canadian dollars, Chinese Renminbi or such other currency as the Committee shall determine required under Applicable Law.  A Holder may be required to provide evidence that any currency used to pay the exercise price of any Award was acquired and taken out of the jurisdiction in which the Holder resides in accordance with Applicable Laws, including foreign exchange control laws and regulations.  If the exercise price for an Award is paid in a foreign currency, other than that designated in the Award Agreement, as permitted by the Committee, the amount payable will be determined by conversion at the exchange rate as selected by the Committee on the date of exercise.

ARTICLE 8.

ADMINISTRATION

8.1                                           Committee.  A committee of the Board (the “Committee”) shall administer the Plan (except as otherwise permitted herein).  The Committee shall comprise two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom shall comply with Applicable Laws.  Notwithstanding the foregoing:

(a)                                 the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors; and

(b)                                 the Board or the Committee may delegate its authority hereunder to the extent permitted by Section 8.6.

8.2                                           Duties and Powers of Committee.  The Committee shall be responsible for the general administration of the Plan in accordance with its provisions.  The Committee shall have the power to interpret the Plan and the Award Agreements and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent therewith, to interpret, amend or revoke any such rules and to amend any Award Agreement provided that the rights or obligations of the Holder of the Award that is the subject of any such Award Agreement are not affected adversely by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 9.10.  Any such grant or award under the Plan need not be the same with respect to each Holder.  Any such interpretations and rules with respect to Incentive Options shall be consistent with the provisions of Section 422 of the Code.  In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Applicable Law are required to be determined in the sole discretion of the Committee.

8.3                                           Action by the Committee.  Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of a Service Recipient, the Company’s independent certified public accountants or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

8.4                                           Authority of Committee.  Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and sole discretion to:

(a)                                 designate Eligible Individuals to receive Awards;

(b)                                 determine the type or types of Awards to be granted to each Eligible Individual;

(c)                                  determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d)                                 determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any reload provision, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines;

(e)                                  determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f)                                   prescribe the form of each Award Agreement, which need not be identical for each Holder;

(g)                                  decide all other matters that must be determined in connection with an Award;

(h)                                 establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i)                                     interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

(j)                                    make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

8.5                                           Decisions Binding.  The Committee’s interpretation of the Plan, any Award granted pursuant to the Plan and any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

8.6                               Delegation of Authority.  To the extent permitted by Applicable Laws, the Board or the Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to carry out the day-to-day administration of the Plan subject at all times to the control and direction of the Board or the Committee; provided that, in no event, shall any delegatee be delegated the authority to grant or amend Awards.  Any delegation hereunder shall be subject to such restrictions and limits as the Board or the Committee specifies at the time of such delegation, and the Board or the Committee may at any time rescind the authority so delegated or appoint a new delegatee.  At all times, the delegatee shall serve at the pleasure of the Board or the Committee.

ARTICLE 9.

MISCELLANEOUS PROVISIONS

9.1                                           Effective Date.  The Plan was originally effective on March 15, 2006 (the “Effective Date”).  The Plan was subsequently amended and restated by approval of the Shareholders on September 20, 2010 (the “Restatement Effective Date”).

9.2                                           Expiration Date.  The Plan will expire on, and no Award may be granted pursuant to the Plan after, the tenth (10th) anniversary of the Restatement Effective Date.  Any Awards that are outstanding on the tenth (10th) anniversary of the Restatement Effective Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

9.3                                           Amendment or Termination of the Plan.  Except as otherwise provided in this Section 9.3, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided that:

(a)                                 to the extent necessary and desirable to comply with Applicable Laws, the Company shall obtain Shareholder approval of any Plan amendment in such a manner and to such a degree as required, and

(b)                                 Shareholder approval is required for any amendment to the Plan that:

(i)                                     increases the number of Shares available under the Plan (other than any adjustment as provided by Article 10),

(ii)                                  permits the Committee to extend the exercise period for an Option beyond ten (10) years from the date of grant, or

(iii)                               results in a material increase in benefits or a change in eligibility requirements. Except as provided in the Plan or any Award Agreement, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, impair any rights or obligations under any Award theretofore granted or awarded.

9.4                                           No Shareholders Rights.  Except as otherwise provided herein, a Holder shall have none of the rights of a Shareholder with respect to Shares covered by any Award until the Holder becomes the record owner of such Shares.

9.5                                           Paperless Administration.  In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.

9.6                                           Effect of Plan upon Other Compensation Plans.  The adoption of the Plan shall not affect any other compensation or incentive plans in effect for a Service Recipient.  Nothing in the Plan shall be construed to limit the right of a Service Recipient:

(a)                                 to establish any other forms of incentives or compensation for Eligible Individuals, or

(b)                                 to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose, including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, securities or assets of any corporation, partnership, limited liability company, firm or association.

9.7                                           Compliance with Laws.  The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded under the Plan are subject to compliance with all Applicable Laws and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith.  Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements.  To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

9.8                                           Titles and Headings, References to Sections of the Code or Exchange Act.  The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

9.9                                           Governing Law.  The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of Canada, without regard to conflicts of laws thereof.

9.10                                    Section 409A.  To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code.  To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date.  Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to:

(a)                                 exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or

(b)                                 comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

9.11                                    No Rights to Awards.  No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Eligible Individuals, Holders or any other persons uniformly.

9.12                                    No Right to Employment or Services.  Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Service Recipient to terminate any Holder’s employment or services at any time, nor confer upon any Holder any right to continue in the employ or service of any Service Recipient.

9.13                                    Unfunded Status of Awards.  The Plan is intended to be an “unfunded” plan for incentive compensation.  With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company, any Subsidiary or any Related Entity.

9.14                                    Indemnification.  To the extent allowable pursuant to Applicable Laws, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided that he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Articles, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

9.15                                    Relationship to other Benefits.  No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of any Service Recipient except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

9.16                                    Expenses.  The expenses of administering the Plan shall be borne by the Service Recipients.

ARTICLE 10.

CHANGES IN CAPITAL STRUCTURE

10.1                                    Adjustments.  In the event of any distribution, share split, combination or exchange of Shares, amalgamation, arrangement or consolidation, reorganization of the Company, including the Company becoming a subsidiary in a transaction not involving a Corporate Transaction, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to Shareholders, or any other change affecting the Shares or the share price of a Share, the Committee shall make such proportionate and equitable adjustments, if any, to reflect such change with respect to:

(a)                                 the aggregate number and type of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 and substitutions of shares in a parent or surviving company);

(b)                                 the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and

(c)                                  the grant or exercise price per share for any outstanding Awards under the Plan.  The form and manner of any such adjustments shall be determined by the Committee in its sole discretion.

10.2                                    Corporate Transactions. Except as may otherwise be provided in any Award Agreement or any other written agreement entered into by and between the Company and a Holder, if a Corporate Transaction occurs and a Holder’s Awards are not converted, assumed, or replaced by a successor as provided in Section 10.3, such Awards shall become fully exercisable and all forfeiture restrictions on such Awards shall lapse.  Upon, or in anticipation of, a Corporate Transaction, the Committee may in its sole discretion provide for:

(a)                                 any and all Awards outstanding hereunder to terminate at a specific time in the future and shall give each Holder the right to exercise such Awards during a period of time as the Committee shall determine,

(b)                                 either the purchase of any Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested (and, for the avoidance of doubt, if as of such date the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment), or

(c)                                  the replacement of such Award with other rights or property selected by the Committee in its sole discretion or the assumption of or substitution of such Award by the successor or surviving corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of Shares and prices.

10.3                                    Assumption of Awards — Corporate Transactions.  In the event of a Corporate Transaction, each Award may be assumed by the successor entity in connection with the Corporate Transaction.  Except as provided otherwise in an Award Agreement, an Award will be considered assumed if the Award either is:

(a)                                 assumed by the successor entity or replaced with a comparable Award (as determined by the Committee) with respect to capital shares (or equivalent) of the successor entity or Parent thereof; or

(b)                                 replaced with a cash incentive program of the successor entity which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such Award.

If an Award is assumed in a Corporate Transaction, then such Award, the replacement Award or the cash incentive program automatically shall become fully vested, exercisable and payable and be released from any restrictions on transfer (other than transfer restrictions applicable to Options) and repurchase or forfeiture rights, immediately upon termination of the Holder’s employment or service with all Service Recipients within twelve (12) months of the Corporate Transaction without cause.

10.4                                    Outstanding Awards — Other Changes.  In the event of any other change in the capitalization of the Company or corporate change other than those specifically referred to in this Article 12, the Committee may, in its absolute discretion, make such adjustments in the number and class of shares subject to Awards outstanding on the date on which such change occurs and in the per share grant or exercise price of each Award as the Committee may consider appropriate to prevent dilution or enlargement of rights.

10.5                                    No Other Rights.  Except as expressly provided in the Plan, no Holder shall have any rights by reason of any subdivision or consolidation of shares of any class, the payment of any dividend, any increase or decrease in the number of shares of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation.  Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares subject to an Award or the grant or exercise price of any Award.

ARTICLE 11.

AWARD OF RESTRICTED SHARE UNITS

11.1                                    Award of Restricted Share.  The Committee may grant Restricted Share Units to Eligible Individuals in such amounts and subject to such terms and conditions as it deems appropriate.

11.2                                    Term.  Except as otherwise provided herein, the term of a Restricted Share Unit award shall be set by the Committee in its sole discretion.

11.3                                    Purchase Price.  The Committee shall specify the consideration, if any, to be paid by the Holder to the Company with respect to any Restricted Share Unit award; provided that the value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law.

11.4                                    Vesting of Restricted Share Units.  At the time of grant, the Committee shall specify the date or dates on which the Restricted Share Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Holder’s duration of service with the Company or any Affiliate, Company performance, individual performance or other criteria, in each case on a specified date or dates or over any period or periods, as determined by the Committee.

11.5                                    Maturity and Payment.  At the time of grant, the Committee shall specify the maturity date applicable to the Restricted Share Units, which date shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Holder (if permitted by the applicable Award Agreement); provided that, except as otherwise determined by the Committee or set forth in any applicable Award Agreement, and subject to compliance with Section 409A of the Code, in no event shall the maturity date relating to each Restricted Share Unit occur following the later of:

(a)                                 the 15th day of the third month following the end of calendar year in which the Restricted Share Unit vests; and

(b)                                 the 15th day of the third month following the end of the Company’s fiscal year in which the Restricted Share Unit vests.

On the maturity date, the Company shall, subject to Section 10.1, transfer to the Holder one unrestricted, fully transferable Share for each Restricted Share Unit scheduled to be paid out on such date and not previously forfeited, or in the sole discretion of the Committee, an amount in cash equal to the Fair Market Value of such Shares on the maturity date or a combination of cash and Shares as determined by the Committee.

11.6                                    Payment upon Termination of Service.  An Award of Restricted Share Units shall only be payable while the Holder is an Employee, a Consultant or a member of the Board, as applicable; provided that the Committee, in its sole and absolute discretion, may provide (in an Award Agreement or otherwise) that a Restricted Share Unit award may be paid subsequent to a Termination of Service in certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service.

11.7                                    No Rights as a Shareholder.  Unless otherwise determined by the Committee, a Holder who is awarded Restricted Share Units shall possess no incidents of ownership with respect to the Shares represented by such Restricted Share Units unless and until the same are transferred to the Holder pursuant to the terms of this Plan and the Award Agreement.

11.8                                    Dividend Equivalents.  The Committee may, in its sole discretion, provide that the Holder of Restricted Share Units shall be entitled to receive the equivalent of any dividends declared on the Shares represented by the Restricted Share Units, to be credited as of dividend payment dates during the period between the date an Award of Restricted Share Units is granted to a Holder and the maturity date of such Award.

11.9                        Canadian Employment and Employees.  Notwithstanding anything in this Article 11 to the contrary, no amount may be paid in respect of a Restricted Share Unit in the form of cash to an Eligible Individual who was granted such Restricted Share Unit while a resident of Canada or in respect of employment exercised in Canada unless the cash payment is received by that individual within three years from the end of the year in which the grant of the relevant Restricted Share Unit was made.

*  *  *  *  *